Exhibit 99.1

Analog Devices Reports Record Third Quarter Fiscal 2022 Results

•Revenue of $3.1 billion with double digit year-over-year growth across all end markets
•Record Industrial, Automotive and Communications revenue
•Increased share repurchases to $906 million and paid $394 million in dividends, returning a total of $1.3 billion to shareholders during the third quarter
•Record operating cash flow of $4.3 billion and free cash flow of $3.7 billion, or 34% of revenue, on a trailing twelve-month basis
WILMINGTON, Mass.--(BUSINESS WIRE)--August 17, 2022--Analog Devices, Inc. (Nasdaq: ADI), a leading global high-performance analog technology company, today announced financial results for its third quarter of fiscal 2022, which ended July 30, 2022.
“ADI delivered its sixth consecutive quarter of record revenue, fueling adjusted earnings per share to a new all-time high. These results reflect the agility of our hybrid manufacturing model as well as the essential role our high-performance analog, mixed signal, and power portfolio plays across numerous secular growth trends,” said Vincent Roche, CEO and Chair. “While economic uncertainty is beginning to impact bookings, demand continues to outpace supply, resulting in higher backlog, paving the way for a strong finish to a banner year.”
Roche continued, “ADI’s solutions are enabling the rise of the intelligent edge, which is proliferating at the intersection between the physical and digital worlds. With customers increasingly focused on digitalization, appreciation for ADI’s cutting-edge technology is accelerating. This undeniable trend, along with our relentless focus on innovation, gives me great confidence in our ability to drive long-term growth while making a positive societal impact.”

Performance for the Third Quarter of Fiscal 2022

Results Summary(1)
(in millions, except per-share amounts and percentages)

	Three Months Ended
	Jul. 30, 2022	Jul. 31, 2021	Change
Revenue	$3,110	$1,759	77%
Gross margin	$2,043	1,221	67%
Gross margin percentage	65.7%	69.4%	(370 bps)
Operating income	$893	$610	47%
Operating margin	28.7%	34.7%	(600 bps)
Diluted earnings per share	$1.44	$1.35	7%

Adjusted Results
Adjusted gross margin	$2,304	$1,259	83%
Adjusted gross margin percentage	74.1%	71.6%	250 bps
Adjusted operating income	$1,557	$766	103%
Adjusted operating margin	50.1%	43.6%	650 bps
Adjusted diluted earnings per share	$2.52	$1.72	47%

		Three Months Ended	Trailing Twelve Months
Cash Generation		Jul. 30, 2022	Jul. 30, 2022
Net cash provided by operating activities		$1,248	$4,267
% of revenue		40%	38%
Capital expenditures		$(165)	$(526)
Free cash flow		$1,083	$3,741
% of revenue		35%	34%

		Three Months Ended	Trailing Twelve Months
Cash Return		Jul. 30, 2022	Jul. 30, 2022
Dividend paid		$(394)	$(1,525)
Stock repurchases		(906)	(4,355)
Total cash returned		$(1,300)	$(5,880)

(1) The sum and/or computation of the individual amounts may not equal the total due to rounding.

Outlook for the Fourth Quarter of Fiscal Year 2022

For the fourth quarter of fiscal 2022, we are forecasting revenue of $3.15 billion, +/- $100 million. At the midpoint of this revenue outlook, we expect reported operating margin of approximately 33.7%, +/-130 bps, and adjusted operating margin of approximately 50.3%, +/-70 bps. We are planning for reported EPS to be $1.69, +/-$0.10, and adjusted EPS to be $2.57, +/-$0.10.

Our fourth quarter fiscal 2022 outlook is based on current expectations and actual results may differ materially, as a result of, among other things, the important factors discussed at the end of this release. These statements supersede all prior statements regarding our business outlook set forth in prior ADI news releases, and ADI disclaims any obligation to update these forward-looking statements.

The adjusted results and adjusted anticipated results above are financial measures presented on a non-GAAP basis. Reconciliations of these non-GAAP financial measures to their most directly comparable GAAP financial measures are provided in the financial tables included in this press release. See also “Non-GAAP Financial Information” section for additional information.

Dividend Payment

The ADI Board of Directors has declared a quarterly cash dividend of $0.76 per outstanding share of common stock. The dividend will be paid on September 8, 2022 to all shareholders of record at the close of business on August 30, 2022.

Conference Call Scheduled for Today, Wednesday, August 17, 2022 at 10:00 am ET

ADI will host a conference call to discuss our third quarter fiscal 2022 results and short-term outlook today, beginning at 10:00 am ET. Investors may join via webcast, accessible at investor.analog.com, or by telephone as follows:

Participant Dial-In (toll free): 1-833-630-1956
International Participant Dial-In: 1-412-317-1837

Non-GAAP Financial Information

This release includes non-GAAP financial measures that are not in accordance with, nor an alternative to, generally accepted accounting principles (GAAP) and may be different from non-GAAP measures presented by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. These non-GAAP measures have material limitations in that they do not reflect all of the amounts associated with the Company’s results of operations as determined in accordance with GAAP and should not be considered in isolation from, or as a substitute for, the Company’s financial results presented in accordance with GAAP. The Company’s use of non-GAAP measures, and the underlying methodology when including or excluding certain items, is not necessarily an indication of the results of operations that may be expected in the future, or that the Company will not, in fact, record such items in future periods. You are cautioned not to place undue reliance on these non-GAAP measures. Reconciliations of these non-GAAP measures to the most directly comparable financial measures calculated and presented in accordance with GAAP are provided in the financial tables included in this release.
Management uses non-GAAP measures internally to evaluate the Company’s operating performance from continuing operations against past periods and to budget and allocate resources in future periods. These non-GAAP measures also assist management in evaluating the Company’s core business and trends across different reporting periods on a consistent basis. Management also uses these non-GAAP measures as the primary performance measurement when communicating with analysts and investors regarding the Company’s earnings results and outlook and believes that the presentation of these non-GAAP measures is useful to investors because it provides investors with the operating results that management uses to manage the Company and enables investors and analysts to evaluate the Company’s core business. Management also believes that the non-GAAP liquidity measure free cash flow is useful both internally and to investors because it provides information about the amount of cash generated after capital expenditures that is then available to repay debt obligations, make investments and fund acquisitions, and for certain other activities.
The non-GAAP financial measures referenced by ADI in this release include: adjusted gross margin, adjusted gross margin percentage, adjusted operating expenses, adjusted operating expenses percentage, adjusted operating income, adjusted operating margin, adjusted nonoperating expense (income), adjusted income before income taxes, adjusted provision for income taxes, adjusted tax rate, adjusted diluted earnings per share (EPS), free cash flow, and free cash flow revenue percentage.
Adjusted gross margin is defined as gross margin, determined in accordance with GAAP, excluding certain acquisition related expenses1, which are described further below. Adjusted gross margin percentage represents adjusted gross margin divided by revenue.
Adjusted operating expenses is defined as operating expenses, determined in accordance with GAAP, excluding: certain acquisition related expenses1, acquisition related transaction costs2 and special charges, net3, which are described further below. Adjusted operating expenses percentage represents adjusted operating expenses divided by revenue.
Adjusted operating income is defined as operating income, determined in accordance with GAAP, excluding: acquisition related expenses1, acquisition related transaction costs2 and special charges, net3, which are described further below. Adjusted operating margin represents adjusted operating income divided by revenue.
Adjusted nonoperating expense (income) is defined as nonoperating expense (income), determined in accordance with GAAP, excluding: certain acquisition related expenses1, which is described further below.
Adjusted income before income taxes is defined as income before income taxes, determined in accordance with GAAP, excluding: acquisition related expenses1, acquisition related transaction costs2, and special charges, net3, which are described further below.
Adjusted provision for income taxes is defined as provision for income taxes, determined in accordance with GAAP, excluding tax related items4 , which are described further below. Adjusted tax rate represents adjusted provision for income taxes divided by adjusted income before income taxes.
Adjusted diluted EPS is defined as diluted EPS, determined in accordance with GAAP, excluding: acquisition related expenses1, acquisition related transaction costs2, special charges, net3, and tax related items4, which are described further below.
Free cash flow is defined as net cash provided by operating activities, determined in accordance with GAAP, less additions to property, plant and equipment, net. Free cash flow margin percentage represents free cash flow divided by revenue.
1Acquisition Related Expenses: Expenses incurred as a result of current and prior period acquisitions and primarily include expenses associated with the fair value adjustments to debt, inventory, property, plant and equipment and amortization of acquisition related intangibles, which include acquired intangibles such as purchased technology and customer relationships. Expenses also include fair value adjustments associated with the replacement of share-based awards related to the Maxim Integrated Products, Inc. (Maxim) acquisition. We excluded these costs from our non-GAAP measures because they relate to specific transactions and are not reflective of our ongoing financial performance.
2Acquisition Related Transaction Costs: Costs directly related to the Maxim Integrated Products, Inc. acquisition, including legal, accounting and other professional fees as well as integration-related costs. We excluded these costs from our non-GAAP measures because they relate to a specific transaction and are not reflective of our ongoing financial performance.
3Special Charges, net: Expenses, net, incurred as part of the integration of the Acquisition, in connection with facility closures, consolidation of manufacturing facilities, severance, other accelerated stock-based compensation expense and other cost reduction efforts or reorganizational initiatives. We excluded these expenses from our non-GAAP measures because apart from ongoing expense savings as a result of such items, these expenses have no direct correlation to the operation of our business in the future.
4Tax Related Items: Income tax effect of the non-GAAP items discussed above and an income tax benefit from a discrete tax item related to the consolidation of certain subsidiaries. We excluded the income tax effect of these tax related items from our non-GAAP measures because they are not associated with the tax expense on our current operating results.

About Analog Devices

Analog Devices, Inc. (Nasdaq: ADI) operates at the center of the modern digital economy, converting real-world phenomena into actionable insight with its comprehensive suite of analog and mixed signal, power management, radio frequency (RF), and digital and sensor technologies. ADI serves 125,000 customers worldwide with more than 75,000 products in the industrial, communications, automotive, and consumer markets. ADI is headquartered in Wilmington, MA. Visit http://www.analog.com.

Forward Looking Statements

This press release contains forward-looking statements, which address a variety of subjects including, for example, our statements regarding sustained performance; increasing demand and supply; expected revenue, operating margin, earnings per share, and other financial results; expected market trends and acceleration of those trends, market share gains, long-term growth, operating leverage, production and inventory levels; expected customer demand and order rates for our products, expected product offerings and the importance of our product offerings and technologies to our customers; our social impact; and market position. Statements that are not historical facts, including statements about our beliefs, plans and expectations, are forward-looking statements. Such statements are based on our current expectations and are subject to a number of factors and uncertainties, which could cause actual results to differ materially from those described in the forward-looking statements. The following important factors and uncertainties, among others, could cause actual results to differ materially from those described in these forward-looking statements: the uncertainty as to the extent of the duration, scope and impacts of the COVID-19 pandemic; political and economic uncertainty, including any faltering in global economic conditions or the stability of credit and financial markets; erosion of consumer confidence and declines in customer spending; unavailability of raw materials, services, supplies or manufacturing capacity; changes in geographic, product or customer mix; changes in export classifications, import and export regulations or duties and tariffs; changes in our estimates of our expected tax rates based on current tax law; adverse results in litigation matters, including the potential for litigation related to the Maxim acquisition; the risk that we will be unable to retain and hire key personnel, including as a result of labor shortages; changes in demand for semiconductors; unanticipated difficulties or expenditures relating to integrating Maxim; uncertainty as to the long-term value of our common stock; the diversion of management time on integrating Maxim's business and operations; our ability to successfully integrate acquired businesses and technologies, including Maxim; and the risk that expected benefits, synergies and growth prospects of acquisitions, including our acquisition of Maxim, may not be fully achieved in a timely manner, or at all. For additional information about factors that could cause actual results to differ materially from those described in the forward-looking statements, please refer to our filings with the Securities and Exchange Commission (“SEC”), including the risk factors contained in our most recent Quarterly Report on Form 10-Q and Annual Report on Form 10-K. Forward-looking statements represent management’s current expectations and are inherently uncertain. Except as required by law, we do not undertake any obligation to update forward-looking statements made by us to reflect subsequent events or circumstances.

Analog Devices and the Analog Devices logo are registered trademarks or trademarks of Analog Devices, Inc. All other trademarks mentioned in this document are the property of their respective owners.

ANALOG DEVICES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	Jul. 30, 2022	Jul. 31, 2021	Jul. 30, 2022	Jul. 31, 2021
Revenue	$3,109,880	$1,758,853	$8,766,237	$4,978,718
Cost of sales	1,066,738	537,669	3,376,578	1,575,526
Gross margin	2,043,142	1,221,184	5,389,659	3,403,192
Operating expenses:
Research and development	431,829	306,617	1,279,510	897,005
Selling, marketing, general and administrative	326,942	206,076	929,615	597,963
Amortization of intangibles	252,864	107,783	759,707	323,217
Special charges, net	138,201	(8,938)	244,603	(8,189)
Total operating expenses	1,149,836	611,538	3,213,435	1,809,996
Operating income	893,306	609,646	2,176,224	1,593,196
Nonoperating expense (income):
Interest expense	51,189	44,659	152,701	$130,204
Interest income	(1,797)	(300)	(2,578)	$(799)
Other, net	(4,023)	(6,991)	(24,636)	$(21,090)
Total nonoperating expense (income)	45,369	37,368	125,487	108,315
Income before income taxes	847,937	572,278	2,050,737	1,484,881
Provision for income taxes	98,952	68,967	238,402	170,146
Net income	$748,985	$503,311	$1,812,335	$1,314,735

Shares used to compute earnings per common share - basic	517,011	368,476	521,557	368,834
Shares used to compute earnings per common share - diluted	520,550	371,849	525,652	372,457

Basic earnings per common share	$1.45	$1.37	$3.47	$3.56
Diluted earnings per common share	$1.44	$1.35	$3.45	$3.53

ANALOG DEVICES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In thousands)

	Jul. 30, 2022	Oct. 30, 2021
Cash & cash equivalents	$1,524,960	$1,977,964
Accounts receivable	1,742,646	1,459,056
Inventories	1,203,394	1,200,610
Other current assets	218,708	740,687
Total current assets	4,689,708	5,378,317
Net property, plant and equipment	2,180,048	1,979,051
Goodwill	26,920,335	26,918,470
Intangible assets, net	13,764,444	15,267,170
Deferred tax assets	2,297,122	2,267,269
Other assets	494,513	511,794
Total assets	$50,346,170	$52,322,071

Other current liabilities	$2,441,201	$2,253,649
Debt, current	—	516,663
Long-term debt	6,252,839	6,253,212
Deferred income taxes	3,764,370	3,938,830
Other non-current liabilities	1,249,169	1,367,175
Shareholders' equity	36,638,591	37,992,542
Total liabilities & equity	$50,346,170	$52,322,071

ANALOG DEVICES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In thousands)

	Three Months Ended		Nine Months Ended
	Jul. 30, 2022	Jul. 31, 2021	Jul. 30, 2022	Jul. 31, 2021
Cash flows from operating activities:
Net income	$748,985	$503,311	$1,812,335	$1,314,735
Adjustments to reconcile net income to net cash provided by operations:
Depreciation	75,619	50,162	212,635	158,937
Amortization of intangibles	503,350	145,989	1,512,250	436,734
Stock-based compensation expense	84,874	41,687	242,809	118,683
Gain on sale of property, plant, and equipment	(4,352)	(13,557)	(4,352)	(13,557)
Non-cash impairment charge	91,953	—	91,953	—
Cost of goods sold for inventory acquired	—	—	271,396	—
Deferred income taxes	(82,136)	(24,286)	(205,128)	(72,578)
Non-cash operating lease costs	9,739	8,815	(17,958)	16,855
Other	3,164	(2,843)	(7,061)	(14,965)
Changes in operating assets and liabilities	(183,350)	(79,237)	(582,813)	(150,499)
Total adjustments	498,861	126,730	1,513,731	479,610
Net cash provided by operating activities	1,247,846	630,041	3,326,066	1,794,345
Cash flows from investing activities:
Additions to property, plant and equipment	(164,884)	(86,341)	(394,796)	(212,899)
Other	30,751	38,829	43,761	29,619
Net cash used for investing activities	(134,133)	(47,512)	(351,035)	(183,280)
Cash flows from financing activities:
Payments on revolver	(400,000)	—	(400,000)	—
Proceeds from revolver	400,000	—	400,000	—
Early termination of debt	—	—	(519,116)	—
Dividend payments to shareholders	(394,018)	(254,506)	(1,154,207)	(738,114)
Repurchase of common stock	(905,973)	(163,281)	(1,758,832)	(509,152)
Proceeds from employee stock plans	9,960	11,676	30,013	55,348
Other	(28,376)	(447)	(1,718)	1,952
Net cash used for financing activities	(1,318,407)	(406,558)	(3,403,860)	(1,189,966)
Effect of exchange rate changes on cash	(8,080)	(486)	(24,175)	3,742
Net (decrease) increase in cash and cash equivalents	(212,774)	175,485	(453,004)	424,841
Cash and cash equivalents at beginning of period	1,737,734	1,305,216	1,977,964	1,055,860
Cash and cash equivalents at end of period	$1,524,960	$1,480,701	$1,524,960	$1,480,701

ANALOG DEVICES, INC.
REVENUE TRENDS BY END MARKET
(Unaudited)
(In thousands)

The categorization of revenue by end market is determined using a variety of data points including the technical characteristics of the product, the “sold to” customer information, the "ship to" customer information and the end customer product or application into which our product will be incorporated. As data systems for capturing and tracking this data and our methodology evolves and improves, the categorization of products by end market can vary over time. When this occurs, we reclassify revenue by end market for prior periods. Such reclassifications typically do not materially change the sizing of, or the underlying trends of revenue within, each end market.

	Three Months Ended
	July 30, 2022			July 31, 2021
	Revenue	% of Revenue[1]	Y/Y%	Revenue	% of Revenue[1]
Industrial	$1,555,070	50%	55%	$1,006,383	57%
Automotive	659,090	21%	127%	290,182	16%
Communications	490,732	16%	69%	290,391	17%
Consumer	404,988	13%	136%	171,897	10%
Total revenue	$3,109,880	100%	77%	$1,758,853	100%

	Nine Months Ended
	July 30, 2022			July 31, 2021
	Revenue	% of Revenue[1]	Y/Y %	Revenue	% of Revenue[1]
Industrial	$4,402,912	50%	55%	$2,841,665	57%
Automotive	1,844,017	21%	132%	794,739	16%
Communications	1,376,182	16%	62%	850,153	17%
Consumer	1,143,126	13%	132%	492,161	10%
Total revenue	$8,766,237	100%	76%	$4,978,718	100%

1) The sum of the individual percentages may not equal the total due to rounding.

ANALOG DEVICES, INC.
RECONCILIATION OF GAAP TO NON-GAAP RESULTS
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	Jul. 30, 2022	Jul. 31, 2021	Jul. 30, 2022	Jul. 31, 2021
Gross margin	$2,043,142	$1,221,184	$5,389,659	$3,403,192
Gross margin percentage	65.7%	69.4%	61.5%	68.4%
Acquisition related expenses	260,628	37,945	1,049,991	123,653
Adjusted gross margin	$2,303,770	$1,259,129	$6,439,650	$3,526,845
Adjusted gross margin percentage	74.1%	71.6%	73.5%	70.8%

Operating expenses	$1,149,836	$611,538	$3,213,435	$1,809,996
Percent of revenue	37.0%	34.8%	36.7%	36.4%
Acquisition related expenses	(259,648)	(109,434)	(782,752)	(329,637)
Acquisition related transaction costs	(5,417)	(18,326)	(26,846)	(56,570)
Special charges, net	(138,201)	8,938	(244,603)	8,189
Adjusted operating expenses	$746,570	$492,716	$2,159,234	$1,431,978
Adjusted operating expenses percentage	24.0%	28.0%	24.6%	28.8%

Operating income	$893,306	$609,646	$2,176,224	$1,593,196
Operating margin	28.7%	34.7%	24.8%	32.0%
Acquisition related expenses	520,276	147,379	1,832,743	453,290
Acquisition related transaction costs	5,417	18,326	26,846	56,570
Special charges, net	138,201	(8,938)	244,603	(8,189)
Adjusted operating income	$1,557,200	$766,413	$4,280,416	$2,094,867
Adjusted operating margin	50.1%	43.6%	48.8%	42.1%

Nonoperating expense (income)	45,369	37,368	125,487	108,315
Acquisition related expenses	2,288	—	6,875	—
Adjusted nonoperating expense (income)	$47,657	$37,368	$132,362	$108,315

Income before income taxes	$847,937	$572,278	$2,050,737	$1,484,881
Acquisition related expenses	517,988	147,379	1,825,868	453,290
Acquisition related transaction costs	5,417	18,326	26,846	56,570
Special charges, net	138,201	(8,938)	244,603	(8,189)
Adjusted income before income taxes	$1,509,543	$729,045	$4,148,054	$1,986,552

Provision for income taxes	$98,952	$68,967	$238,402	$170,146
Effective tax rate	11.7%	12.1%	11.6%	11.5%
Tax related items	100,685	20,686	310,902	66,466
Adjusted provision for income taxes	$199,637	$89,653	$549,304	$236,612
Adjusted tax rate	13.2%	12.3%	13.2%	11.9%

Diluted EPS	$1.44	$1.35	$3.45	$3.53
Acquisition related expenses	1.00	0.40	3.49	1.22
Acquisition related transaction costs	0.01	0.05	0.05	0.15
Special charges, net	0.26	(0.02)	0.46	(0.02)
Tax related items	(0.19)	(0.06)	(0.59)	(0.18)
Adjusted diluted EPS*	$2.52	$1.72	$6.85	$4.70
* The sum of the individual per share amounts may not equal the total due to rounding.

ANALOG DEVICES, INC.
RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW
(Unaudited)
(In thousands)

	Trailing Twelve Months	Three Months Ended
	Jul. 30, 2022	Jul. 30, 2022	Apr. 30, 2022	Jan. 29, 2022	Oct. 30, 2021
Revenue	$11,105,805	$3,109,880	$2,972,064	$2,684,293	$2,339,568
Net cash provided by operating activities	$4,266,791	$1,247,846	$1,221,806	$856,413	$940,726
% of Revenue	38%	40%	41%	32%	40%
Capital expenditures	$(525,573)	$(164,884)	$(118,779)	$(111,133)	$(130,777)
Free cash flow	$3,741,218	$1,082,962	$1,103,027	$745,280	$809,949
% of Revenue	34%	35%	37%	28%	35%

ANALOG DEVICES, INC.
RECONCILIATION OF PROJECTED GAAP TO NON-GAAP RESULTS
(Unaudited)

Three Months Ending October 29, 2022
	Reported	Adjusted
Revenue	$3.15 Billion	$3.15 Billion
	(+/- $100 Million)	(+/- $100 Million)
Operating margin	33.7%	50.3% (1)
	(+/-130 bps)	(+/-70 bps)
Nonoperating expense	~ $50 Million	~ $50 Million
Tax rate	13%-14%	13%-14% (2)
Earnings per share	$1.69	$2.57 (3)
	(+/- $.10)	(+/- $.10)

(1) Includes $518 million of adjustments related to acquisition related expenses and $5 million of adjustments related to acquisition related transaction costs as previously defined in the Non-GAAP Financial Information section of this press release.
(2) Includes $71 million of tax effects associated with the adjustments for acquisition related expenses and acquisition related transaction costs noted above.
(3) Includes $0.88 of adjustments related to the net impact of acquisition related expenses and acquisition related transaction costs, as well as the tax effects on those items.

(ADI-WEB)

For more information, please contact:

Investor Contact:
Analog Devices, Inc.
Mr. Michael Lucarelli
Vice President of Investor Relations and FP&A
781-461-3282
investor.relations@analog.com

Media Contact:
Analog Devices, Inc.
Mr. Michael Schneider
Chief Communications Officer
973-868-1000
corpcomm@analog.com